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                                                                   Exhibit 23.2

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1995 Stock Option Plan for Employees and Directors of GSI Lumonics Inc., of our report dated February 11, 2000 (except with respect to note 19, which is as at March 17, 2000), included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Ottawa, Canada                                /s/ ERNST & YOUNG LLP
August 4, 2000                                    Chartered Accountants